EXHIBIT 10.12

                            UNVEIL TECHNOLOGIES, INC.
                          REGISTRATION RIGHTS AGREEMENT

         AGREEMENT  made as of the 7th day of March,  2001,  by and among Unveil
Technologies,  Inc., a Delaware corporation (the  "Company")  and each of the persons listed on Schedule A hereto (the "Investors").

                              W I T N E S S E T H :

         WHEREAS,  certain Investors have purchased,  and the Company has issued to such  Investors,  the  shares  listed on  Schedule A  hereto,  of the
Company's Common Stock, $.001 par value per share ("Common Stock");

         WHEREAS,  certain other  Investors,  as set forth on Schedule A hereto,  are  acquiring an aggregate of up to 3,000,000  shares of the Company's
Series A Convertible  Preferred Stock, par value $.001 per share  ("Preferred
Stock"),  which is convertible into the Company's Common Stock,  pursuant to the terms of a Series A Convertible  Preferred  Stock  Purchase  Agreement  (the
"Purchase Agreement"),  dated as of the date hereof, between the Company and such Investors; and

         WHEREAS,  it is a condition to the  obligations of the Investors  under the Purchase  Agreement that this  Agreement be executed by the parties  hereto, and the  parties are willing to execute  this  Agreement  and to be bound by the provisions hereof;

         NOW,  THEREFORE,  in  consideration  of  the  mutual  covenants  herein contained and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1.  Definitions.  The following  terms shall be used in this  Agreement with the following respective meanings:

         "Affiliate"   means  (i)  any  Person   directly  or  indirectly
controlling, controlled by or under common control with another Person; (ii) any
Person owning or controlling ten (10%) percent or more of the outstanding voting securities of such other Person; (iii) any officer,  director or partner of such
Person;  and (iv) if such  Person is an officer,  director or partner,  any such company for which such Person acts in such capacity.

         "Commission" means the Securities and Exchange Commission.

         "Common  Stock"  means and  includes  (a) the  Company's  Common
Stock,  $.001 par value per share,  as authorized on the date of this  Agreement and (b) any other securities into which or for which the securities described in
(a) above may be converted or exchanged pursuant to a plan of  recapitalization, reorganization, merger, sale of assets or otherwise.

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         "Exchange Act" means the Securities Exchange Act of 1934, or any successor Federal statute, and the rules and regulations of the Commission (or of any other Federal agency then administering the Exchange Act) thereunder, all as the same shall be in effect at the time.

         "Holder" means any holder of Registrable Stock.

         "NASD"  means the National  Association  of Securities  Dealers,
Inc.

         "Person" means any natural person,  partnership,  corporation or other legal entity.

         "Preferred  Stock" means the Series A Preferred Stock, $.001 par value per share, of the Company.

         "Registrable  Stock"  means  (a)  the  Common  Stock  issued  or issuable  upon  conversion of the  Preferred  Stock,  whether or not such Common
Stock is owned by any Investors,  (b) all Common Stock now or hereafter owned by any Investor which is acquired  otherwise than upon  conversion of the Preferred
Stock so long as it is held by any Investor or an Affiliate of any Investor, and
(c) any other  shares of Common Stock issued in respect of such shares by way of a stock dividend,  or stock split or in connection with a combination of shares, recapitalization,  merger or consolidation or  reorganization;  provided, however, that shares of Common Stock shall only be treated as Registrable
Stock if and for so long as they  have not been (i) sold to or  through a broker or  dealer  or  underwriter  in a public  distribution  or a  public  securities transaction,  or (ii) sold in a  transaction  exempt from the  registration  and prospectus  delivery  requirements  of the  Securities  Act under  Section  4(1)
thereof so that all transfer  restrictions and restrictive  legends with respect to such Common Stock are removed upon the consummation of such sale.

         "Registration Statement" means a registration statement filed by the Company with the Commission for a public  offering and sale of securities of the  Company  (other than a  registration  statement  on Form S-8,  Form S-4, or successor forms, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

         "Securities  Act"  means  the  Securities  Act of  1933,  or any successor  Federal statute,  and the rules and regulations of the Commission (or of any other Federal agency then  administering  the Securities Act) thereunder, all as the same shall be in effect at the time.

         2. Required Registration.

                  (a) At any time (x) after the earlier of (i) the date 180 days
         after  any  Registration   Statement  covering  a  public  offering  of
         securities  of  the  Company  becomes  effective  and  (ii)  the  fifth anniversary  of the date of this  Agreement,  and (y) prior to the date three years after the earlier to occur of (i) or (ii) above, the Holder or Holders of at least  sixty six and  two-thirds  percent (66 2/3%) of the voting power of all Registrable

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         Stock then  outstanding may by notice in writing to the Company request the Company to register  under the Securities Act all or any portion of shares of Registrable  Stock held by such requesting  Holder or Holders for sale in the manner  specified  in such notice;  provided,  however, that the Company  shall not be  obligated  to register any Common Stock
         pursuant  to  this   Section  2(a)  unless  the  number  of  shares  of
         Registrable Stock requested to be included in such registration exceeds fifty  percent  (50%)  of  all  outstanding  Registrable  Stock  or the anticipated aggregate offering price of the shares of Registrable Stock requested  to be included  in such  registration  exceeds  $10,000,000.
         Notwithstanding  anything to the contrary contained herein, the Company shall not be  required  to seek to cause a  Registration  Statement  to become effective  pursuant to this Section 2 (including  requests under this  Section  2(a) and  Section  2(d)):  (A) within 180 days after the effective  date  of a  Registration  Statement  filed  by the  Company, provided that the Company shall use commercially  reasonable efforts to achieve  effectiveness of a registration  requested  hereunder promptly following  such  180-day  period if such  request is made  during  such
         180-day  period;  (B)  if  the  Company  shall  furnish  to  holders  a certificate  signed by an officer of the  Company  stating  that in the good faith  judgment of the Board of  Directors  it would be  seriously detrimental  to the  Company  or its  shareholders  for a  registration statement to be filed in the near future due to pending Company events, or that it would require disclosure of material non-public  information relating to the Company which,  in the reasonable  opinion of the Board of Directors, should not be disclosed, then the Company's obligation to use all  reasonable  efforts to register,  qualify or comply under this
         Section 2 shall be deferred for a period not to exceed ninety (90) days from  the  date of  receipt  of  written  request  from  such  Holders;
         provided,  however,  that the Company  may not utilize  this right more than once in any twelve-month period.

                  (b) Following receipt of any notice given under this Section 2 by Holders of Registrable Stock requesting  registration of a number of shares of Registrable  Stock that meets the magnitude  requirements  of
         Section 2(a) hereof,  the Company shall immediately  notify all Holders from whom notice has not been received that such  registration is to be effected  and  shall  use  its  best  efforts  to  register  under  the
         Securities  Act,  for  public  sale in  accordance  with the  method of disposition  specified  in such notice  from  requesting  Holders,  the number of shares of Registrable  Stock specified in such notice (and in all notices  received by the Company from other Holders)  within twenty
         (20) days after the giving of such  notice by the Company to such other
         Holders.  The Holders of a majority of the shares of Registrable  Stock to be sold in such offering may designate the managing  underwriter  of such offering,  subject to the approval of the Company,  which approval shall not be  unreasonably  withheld or delayed.  The Company  shall be obligated to register Registrable Stock pursuant to Section 2(a) hereof on  one  occasion  only,  provided,  however,  that  such
         occasion  shall be deemed  to have  occurred  only when a  Registration
         Statement covering all shares of Registrable Stock specified in notices received as  aforesaid  (less any  reduction  pursuant to section  2(c)
         hereof) shall have become  effective.  A Registration  Statement  which does not  become  effective  solely  by reason  of the  refusal  of the requesting  Holders to proceed shall be deemed to have been effected by the

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         Company  at  the  request  of  such  requesting   Holders  unless  such
         requesting  Holders  shall  have paid all of the  Company's  reasonable expenses in connection with such registration.

                  (c) If the Registration  Statement is to cover an underwritten distribution and in the good faith judgment of the managing underwriter of such public offering the inclusion of all of the  Registrable  Stock requested for inclusion pursuant to this Section 2 would interfere with the successful marketing of a smaller number of shares, then the number of shares of Registrable  Stock to be included in the Offering shall be reduced to the level recommended by such managing underwriter, with the participation  in  such  offering  to be pro  rata  among  the  Holders requesting  such  registration,  based  upon the  number  of  shares of
         Registrable  Stock  requested to be  registered  by such  Holders.  The
         Company  shall be  entitled  to include in any  Registration  Statement referred to in this Section 2, for sale in  accordance  with the method of disposition  specified by the requesting  Holders,  shares of Common
         Stock to be sold by the Company for its own  account,  except as and to the extent that,  in the opinion of the managing  underwriter,  if any, such inclusion would adversely  affect the marketing of the Registrable
         Stock to be sold.  Except for registration  statements on Form S-4, S-8 or any successor thereto, the Company will not file with the Commission any other  registration  statement  with  respect to its Common  Stock, whether  for its own  account or that of other  stockholders,  from the date of receipt of a notice from  requesting  Holders  pursuant to this
         Section 2 until the  completion  of the period of  distribution  of the registration contemplated thereby.

         3.  Incidental   Registration.   Each  time  the  Company  shall
determine to file a Registration Statement in connection with the proposed offer and sale for money of any of its Common  Stock by it,  except for the  Company's initial  public  offering if its Common  Stock,  the Company  will give  written notice of its determination to all Holders. Upon the written request of a Holder given  within  twenty  (20)  days  after the  giving  of any such  notice by the
Company,  the Company will use  commercially  reasonable  efforts to cause to be covered by such Registration Statement all shares of Registrable Stock requested to be covered by such Holder or Holders.  If the  Registration  Statement  is to
cover an  underwritten  distribution,  the  Company  shall use its  commercially reasonable  efforts  to cause the  Registrable  Stock  requested  for  inclusion pursuant to this Section 3 to be included in the  underwriting on the same terms and conditions as the securities  otherwise being sold through the underwriters.
If, in the good  faith  judgment  of the  managing  underwriter  of such  public offering,  the inclusion of all of the Registrable Stock requested for inclusion pursuant  to this  Section 3 and the other  securities  intended  to be included therein would  interfere  with the  successful  marketing of a smaller number of shares to be offered,  then the number of shares of Registrable  Stock and other securities to be included in the offering (except for shares to be issued by the
Company in an offering  initiated by the Company) shall be reduced such that the total  number of shares to be  included  in such  registration  is the number of shares recommended by such managing underwriter,  with the participation in such offering  by the  Holders,  if any,  to be pro rata  among the  holders  thereof requesting  such  registration,  based upon the number of shares of  Registrable
Stock and other  securities  requested  to be covered by such Holder or Holders.
The rights  granted to Holders under this Section 3 shall  terminate on the date four years after the closing of the Company's initial public offering if

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its Common Stock.

         4.  Registration  on Form  S-3.  If at any time (i) a Holder  or
Holders of sixty six and two-thirds percent (66 2/3%) of the voting power of all
Registrable Stock then outstanding  request that the Company file a registration statement on Form S-3 or any successor  thereto for a public  offering of all or any portion of the shares of Registrable Stock held by such requesting Holder or
Holders, the reasonably anticipated aggregate price to the public of which would exceed $1,000,000, and (ii) the Company is a registrant entitled to use Form S-3 or any  successor  thereto to register  such shares,  then the Company shall use commercially reasonable efforts to register under the Securities Act on Form S-3 or any  successor  thereto,  for public  sale in  accordance  with the method of disposition  specified in such notice, the number of shares of Registrable Stock specified in such notice.  Whenever the Company is required by this Section 4 to use  commercially  reasonable  efforts to effect the registration of Registrable
Stock,  each of the procedures and  requirements of Section 2 (including but not limited to the requirement  that the Company notify all Holders from whom notice has not been received and provide them with the  opportunity  to  participate in the offering) shall apply to such  registration.  The Company shall be obligated to register  Registrable  Stock  pursuant to this Section on one occasion  only;
provided,  however,  that  such  occasion  shall be deemed to have occurred only when a Registration  Statement  covering all shares of Registrable
Stock specified in notices received as aforesaid shall have become effective.

         5.  Registration  Procedures.  If and  whenever  the  Company is required  by  the  provisions  of  Section  2,  3  or 4  hereof  to  effect  the registration  of shares of  Registrable  Stock  under the  Securities  Act,  the
Company will, at its expense, as expeditiously as possible:

                  (a) In accordance  with the  Securities  Act and the rules and regulations of the  Commission,  prepare and file with the Commission a
         Registration   Statement  with  respect  to  such  securities  and  use
         commercially reasonable efforts to cause such Registration Statement to become  and  remain  effective  until the  securities  covered  by such
         Registration  Statement  have been sold,  and prepare and file with the
         Commission   such  amendments  to  such   Registration   Statement  and
         supplements to the prospectus  contained therein as may be necessary to keep  such  Registration  Statement  effective  and  such  Registration
         Statement and  prospectus  accurate and complete  until the  securities covered by such Registration Statement have been sold;

                  (b) If the offering is to be underwritten in whole or in part, enter  into a  written  underwriting  agreement  in form and  substance reasonably  satisfactory  to the managing  underwriter,  if any, of the public offering and the Holders participating in such offering;

                  (c)   Furnish  to  the   participating   Holders  and  to  the
         underwriters  such  reasonable  number of  copies  of the  Registration
         Statement,  preliminary  prospectus,  final  prospectus  and such other documents as such underwriters and participating Holders may reasonably request in order to facilitate the public offering of such securities;

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                  (d) Use its  commercially  reasonable  efforts to  register or qualify the securities  covered by such  Registration  Statement  under such state  securities  or blue sky laws of such  jurisdictions  (i) as shall be reasonably  appropriate for the distribution of the securities covered by such  Registration  Statement or (ii) as such  participating
         Holders and underwriters may reasonably request within twenty (20) days following the original filing of such  Registration  Statement,  except that the  Company  shall not for any  purpose be  required to execute a general  consent to service of process,  to subject itself to taxation, or  to  qualify  to  do  business  as  a  foreign  corporation  in  any jurisdiction where it is not so qualified;

                  (e) Notify the  Holders  participating  in such  registration, promptly  after it shall receive notice  thereof,  of the date and time when such  Registration  Statement  and each  post-effective  amendment thereto has become effective or a supplement to any prospectus  forming a part of such Registration Statement has been filed;

                  (f)  Notify the  Holders  participating  in such  registration promptly  of any  request  by the  Commission  or any state  securities commission  or  agency  for  the  amending  or  supplementing  of  such
         Registration Statement or prospectus or for additional information;

                  (g) Prepare and file with the  Commission,  promptly  upon the request of any participating  Holder,  any amendments or supplements to such  Registration  Statement or  prospectus  which,  in the opinion of counsel representing the Company in such Registration (which counsel is reasonably acceptable to such participating Holders), is required under
         the  Securities  Act  or  the  rules  and  regulations   thereunder  in
         connection  with  the  distribution  of the  Registrable  Stock by such participating Holders;

                  (h)  Prepare  and  promptly  file  with  the  Commission,  and promptly notify participating Holders of the filing of, such amendments or supplements to such  Registration  Statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus  relating to such  securities  is  required to be  delivered under the  Securities  Act, any event has occurred as a result of which any such  prospectus  or any other  prospectus  as then in effect would include an untrue  statement  of a  material  fact or omit to state any material  fact  required to be stated  therein or necessary to make the statements therein not misleading;

                  (i) In case any  participating  Holder or any  underwriter for any  Holder is  required  to  deliver a  prospectus  at a time when the prospectus then in circulation is not in compliance with the Securities
         Act or the rules and  regulations of the Commission,  prepare  promptly upon  request  such  amendments  or  supplements  to such  Registration
         Statement  and such  prospectus  as may be  necessary in order for such prospectus to comply with the  requirements  of the  Securities Act and such rules and regulations;

                  (j)  Advise  participating  Holders,  promptly  after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission or any

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         state securities  commission or agency  suspending the effectiveness of such  Registration  Statement or the  initiation or  threatening of any proceeding  for that purpose and promptly use  commercially  reasonable efforts  to  prevent  the  issuance  of any stop order or to obtain its withdrawal if such stop order should be issued;

                  (k) At the request of any participating  Holder (i) furnish to such Holder on the effective date of the Registration  Statement or, if such  registration  includes an underwritten  public  offering,  at the closing provided for in the underwriting  agreement,  an opinion, dated such date, of the counsel  representing the Company for the purposes of such  registration,  addressed to the underwriters,  if any, and to the
         Holder or Holders  making such  request,  covering  such  matters  with
         respect  to  the  registration  statement,   the  prospectus  and  each
         amendment or supplement  thereto,  proceedings  under state and Federal securities laws, other matters relating to the Company,  the securities being  registered  and the  offer  and sale of such  securities  as are customarily  the subject of opinions  of issuer's  counsel  provided to
         underwriters  in  underwritten   public  offerings  and  (ii)  use  its
         commercially reasonable efforts to furnish to such Holder letters dated each such  effective date and such closing date,  from the  independent
         certified  public   accountants  of  the  Company,   addressed  to  the
         underwriters, if any, and to the Holder or Holders making such request, stating that they are independent  certified public  accountants within the meaning of the  Securities Act and dealing with such matters as the underwriters may request, or, if the offering is not underwritten, that in the opinion of such  accountants the financial  statements and other financial data of the Company included in the Registration Statement or the  prospectus or any amendment or  supplement  thereto  comply in all material  respects with the applicable  accounting  requirements of the
         Securities Act, and additionally covering such other financial matters, including  information  as to the period  ending not more than five (5)
         business  days  prior to the date of such  letter  with  respect to the
         Registration  Statement and prospectus,  as such  requesting  Holder or
         Holders may reasonably request; and

                  (i) Use its  best  efforts  to  ensure  the  obtaining  of all necessary approvals from the NASD.

         6. Expenses.

                  (a) With  respect to each  registration  effected  pursuant to
         Section  2,  3 or 4  hereof,  all  fees,  costs  and  expenses  of  and incidental to such  registration  and the public offering in connection therewith shall be borne by the Company;  provided,  however,  (i) that
         Holders  participating  in any such  registration  shall bear their pro rata share of the  underwriting  discounts and selling  commissions and
         (ii) any fee, cost or expense  which does not  constitute a normal fee, cost or expense of such  registration and which is attributable  solely to a particular Holder  participating in any such registration shall be borne by such Holder.

                  (b) The fees,  costs and expenses of  registration to be borne as provided in paragraph (a) above, shall include,  without limitation, all registration,  filing and NASD fees,  printing  expenses,  fees and disbursements of counsel and accountants for the

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         Company,  fees and  disbursements  of counsel  for the  underwriter  or underwriters of such securities (if the Company and/or selling security holders are  otherwise  required to bear such fees and  disbursements), all legal fees and  disbursements  and other expenses of complying with state  securities  or blue sky laws of any  jurisdictions  in which the securities to be offered are to be registered or qualified,  reasonable fees and  disbursements of one counsel for the selling security holders and the premiums and other costs of policies of insurance  insuring the
         Company against liability arising out of such public offering.

         7. Indemnification and Contribution.

                  (a) To the fullest  extent  permitted by law, the Company will indemnify and hold harmless each Holder of shares of Registrable  Stock which are included in a  Registration  Statement  filed pursuant to the provisions  of this  Agreement and any  underwriter  (as defined in the
         Securities  Act) for such  Holder,  and any  Person who  controls  such
         Holder or such  underwriter  within the meaning of the Securities  Act, and each of their successors, from and against, and will reimburse such
         Holder and each such  underwriter and  controlling  Person with respect to, any and all claims, actions, demands, losses, damages, liabilities, costs and  expenses  to which such  Holder or any such  underwriter  or controlling  Person  may become  subject  under the  Securities  Act or otherwise,  insofar as such claims, actions,  demands, losses, damages, liabilities,  costs or  expenses  arise  out of or are  based  upon any untrue  statement or alleged  untrue  statement  of any  material  fact contained in such  Registration  Statement,  any  prospectus  contained therein or any amendment or supplement  thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated  therein or necessary to make the statements therein not  misleading or arise out of any violation by the Company of any rule or  regulation  under the  Securities  Act  applicable  to the
         Company and  relating to action or inaction  required of the Company in connection  with such  registration;  provided,  however,
         that the Company will not  indemnify and hold harmless in any such case to the  extent  that any such  claim,  action,  demand,  loss,  damage, liability,  cost or  expense  arises  out of or is based upon an untrue statement or alleged untrue  statement or omission or alleged  omission so made in reliance upon and in conformity with  information  furnished by such Holder,  such underwriter or such controlling Person for use in the preparation of such Registration  Statement;  and  provided, further,  that this indemnity shall not be deemed to relieve any underwriter of any of its due diligence obligations.

                  (b) Each Holder of shares of the  Registrable  Stock which are included in a registration pursuant to the provisions of this Agreement will,  severally  and not  jointly,  indemnify  and hold  harmless  the
         Company from and against,  and will  reimburse the Company with respect to, any and all  losses,  damages,  liabilities,  costs or  expenses to which the  Company  may  become  subject  under the  Securities  Act or otherwise, to the extent that any such loss, damage, liability, cost or expense  arises out of or is based  upon any  untrue or alleged  untrue statement of any material fact  contained in a  Registration  Statement filed pursuant to the provisions of this Agreement or any amendment or

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         supplement  thereto,  or arises out of or is based upon any omission or alleged omission to state therein a material fact required to be stated
         therein or necessary to make the statements therein not misleading,  in each  case to the  extent,  but only to the  extent  that  such  untrue statement or alleged untrue  statement or omission or alleged  omission was so  made  in  reliance  upon  and in  conformity  with  information
         furnished  by  such  Holder  for  use  in  the   preparation   thereof;
         provided,  however,  that the  liability  of each  Holder
         hereunder shall be limited to the proportion of any such claim, action, demand, loss, damage,  liability, cost or expense which is equal to the proportion  that the public offering price of the shares of Registrable
         Stock sold by such Holder under such  Registration  Statement  bears to the total offering price of all securities sold thereunder, but not, in any event, to exceed the proceeds received by such Holder from the sale provided,  further,  that  this  indemnity  shall  not be
         deemed  to  relieve  any  underwriter  of  any  of  its  due  diligence obligations.

                  (c)  Promptly  after  receipt  by a  party  to be  indemnified pursuant to the  provisions  of paragraph  (a) or (b) of this Section 7
         (an  "Indemnified  Party") of notice of the  commencement of any
         action  involving  the  subject  matter  of  the  foregoing   indemnity
         provisions,  such  Indemnified  Party will, if a claim thereof is to be made  against the  indemnifying  party  pursuant to the  provisions  of paragraph (a) or (b) of this Section 7, notify the  indemnifying  party
         of  the   commencement   thereof;   but  any  omission  to  notify  the
         indemnifying  party will not  relieve the  indemnifying  party from any liability  which it may have to an  Indemnified  Party  otherwise  than under this Section 7 and shall not relieve the indemnifying  party from any liability  under this Section 7 unless such  indemnifying  party is prejudiced by such omission.  In case an action is brought  against any
         Indemnified  Party and such Indemnified Party notifies the indemnifying party of the commencement  thereof,  the indemnifying  party shall have the right to  participate  in,  and,  to the  extent  that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense  thereof,  with  counsel  reasonably  satisfactory  to such
         Indemnified Party, and after notice from the indemnifying party to such
         Indemnified Party of its election so to assume the defense thereof, the indemnifying  party  will  not be  liable  to  such  Indemnified  Party pursuant to the  provisions of such paragraph (a) and (b) for any legal or other expense  subsequently  incurred by such  Indemnified  Party in connection  with the defense  thereof  other than  reasonable  costs of investigation.  No indemnifying party shall be liable to an Indemnified
         Party for any  settlement of any action or claim without the consent of the indemnifying party; no indemnifying party may unreasonably withhold its consent to any such settlement.  No indemnifying party will consent to entry of any  judgment or enter into any  settlement  which does not include as an unconditional  term thereof the giving by the claimant or plaintiff to such Indemnified  Party of a release from all liability in respect to such claim or litigation.

                  (d) In order to provide for just and equitable contribution to joint  liability  under the  Securities Act in any case in which either
         (i)  any  Holder  exercising  rights  under  this  Agreement,   or  any
         controlling   Person   of  any   such   Holder,   makes  a  claim   for
         indemnification  pursuant  to  this  Section  7 but  it  is  judicially determined (by the entry of a

                                                                              10

         final judgment or decree by a court of competent  jurisdiction  and the expiration of time to appeal or the denial of the last right of appeal)
         that  such   indemnification   may  not  be   enforced   in  such  case
         notwithstanding   the  fact  that   this   Section   7   provides   for
         indemnification in such case, or (ii) contribution under the Securities
         Act may be required on the part of any such selling  Holder or any such controlling  Person  in  circumstances  for  which  indemnification  is provided under this Section 7; then, and in each such case, the Company and such  Holder  will  contribute  to the  aggregate  losses,  claims, damages or liabilities to which they may be subject (after contribution from others) in such  proportion so that such Holder is responsible for the portion  represented  by the percentage  that the aggregate  public offering price of the Registrable Stock offered by such Holder pursuant to the  Registration  Statement bears to the aggregate  public offering price of all securities offered pursuant to the Registration Statement, and the Company is  responsible  for the remaining  portion;  provided, however,  that,  in any such  case,  (A) no Person or entity  guilty of fraudulent  misrepresentation  (within the meaning of Section  11(f) of the Securities Act) will be entitled to contribution from any Person or entity who was not guilty of such fraudulent  misrepresentation and (B)
         no such Holder will be required to  contribute  any amount in excess of the public offering price of all such  Registrable  Stock offered by it pursuant to such Registration Statement.

         8. Reporting Requirements Under Securities Exchange Act of 1934.
When it is first  legally  required to do so, the  Company  shall  register  its
Common Stock under Section 12 of the Exchange Act and shall keep  effective such registration  and shall timely file such  information,  documents and reports as the  Commission  may require or prescribe  under Section 13 of the Exchange Act.
From and after the effective date of the first  Registration  Statement filed by the Company,  the Company shall  (whether or not it shall then be required to do
so) timely file such  information,  documents and reports as the  Commission may require or prescribe under Section 13 or 15(d)  (whichever is applicable) of the
Exchange Act. Immediately upon becoming subject to the reporting requirements of either Section 13 or 15(d) of the Exchange Act, the Company shall forthwith upon request furnish any Holder of Registrable  Stock (i) a written  statement by the
Company that it has complied with such  reporting  requirements,  (ii) a copy of the most recent annual or quarterly report of the Company,  and (iii) such other reports and  documents  filed by the Company with the  Commission as such Holder may  reasonably  request  in  availing  itself of an  exemption  for the sale of
Registrable  Stock without  registration  under the Securities  Act. The Company acknowledges and agrees that the purposes of the requirements  contained in this
Section 8 are (a) to enable any such Holder to comply  with the  current  public information  requirement  contained  in  Paragraph  (c) of Rule  144  under  the
Securities  Act should such Holder ever wish to dispose of any of the securities of the Company acquired by it without  registration  under the Securities Act in reliance upon Rule 144 (or any other similar or successor exemptive  provision), and (b) to qualify the Company for the use of  Registration  Statements  on Form
S-3. In addition, the Company shall take such other measures and file such other information,  documents  and  reports,  as shall  hereafter  be  required by the
Commission as a condition to the  availability  of Rule 144 under the Securities
Act (or any similar or successor  exemptive  provision  hereafter in effect) and the use of Form S-3. The Company also covenants to use  commercially  reasonable efforts to qualify for the use of Form S-3.

                                                                              11

         9. Stockholder Information.  The Company may require each Holder of Registrable  Stock as to which any registration is to be effected pursuant to this Agreement to furnish the Company in a timely manner such  information  with respect to such Holder and the  distribution  of such  Registrable  Stock as the
Company  may from time to time  reasonably  request in  writing  and as shall be required by law or by the Commission in connection therewith.

         10. Lock-Up Agreements.

                  (a)  Restrictions  on Public Sale by the  Company.  The
         Company agrees not to effect any public sale or other  distribution  of
         its  equity   securities,   or  any  securities   convertible  into  or
         exchangeable  or  exercisable  for such equity  securities,  during the period,  not to exceed 180 days (as  requested  by the  Company and the managing underwriter), following the effective date of any underwritten public offering of securities of the Company, except in connection with any such underwritten  offering and except for equity securities issued pursuant to employee  stock  option  plans or in  conjunction  with any merger or consolidation with, or acquisition of the stock or assets of, any other entity.

                  (b)   Restrictions   on  Public  Sale  by  the  Holders  of
         Registrable Stock.  Each Holder of Registrable Stock agrees that it will not,  to the extent  requested  by the  Company  and the  managing underwriter of such offering,  sell or otherwise  dispose of any equity securities  of the  Company,  including  any sale  pursuant to Rule 144 during a specified  period (not to exceed 180 days)  commencing  on the effective  date of such  underwritten  offering,  except in conjunction with  such  underwritten  offering;  provided  that  each  officer  and director of the Company shall enter into similar agreements.

         11.  Notices.  Any notice or other  communication  in connection with this Agreement  shall be deemed to be delivered if in writing  addressed as provided below and if either (a) actually delivered at said address,  (b) in the case of a letter,  seven  business  days shall have elapsed after the same shall have been  deposited in the mail,  postage  prepaid and registered or certified, return receipt requested or (c) transmitted and confirmed to any address outside of the United States, by telecopy by overnight or two-day courier:

         If to the Company:            Unveil Technologies
                                       400 5th Avenue
                                       Waltham, MA  02451
                                       Attention:  Chief Executive Officer
                                       Facsimile: (781) 890-6977

         with a copy to:               Ropes & Gray
                                       One International Place
                                       Boston, MA  02110
                                       Attention:  Gregory E. Moore, Esq.
                                       Facsimile: (617) 951-7000

                                                                              12

         If to any Investor:           To the address for each such Investor set
                                       forth on Schedule A hereto

and if to any other Holder at such  Holder's  address for notice as set forth in the register maintained by the Company, or, as to any of the foregoing,  to such other  address as any such party may give the others  notice of pursuant to this
Section, provided that a change of address shall only be effective upon receipt.

         12.  Governing  Law.  This  Agreement  shall be governed by, and construed in accordance with, the laws of the State of Delaware.

         13.  Waivers;  Amendments.  This  Agreement  may be  modified or amended,  and any provision  hereunder may be waived, only by a writing executed by the Company and the Holders of at least a majority of the Registrable  Stock;
provided, however, that no amendment, modification or waiver shall be effective if and to the extent that such  amendment,  modification  or waiver grants to any one or more  Investors any rights more  favorable  than any rights granted to all other  Investors or otherwise  treats any  Investors  differently that all other Investors,  unless each negatively-affected  Investor consents to such amendment, modification or waiver.

         14. Other  Registration  Rights.  The Company shall not grant to any  third  party  any  registration  rights  more  favorable  than any of those contained herein, so long as any of the registration rights under this Agreement remain in effect,  unless the Holders of Registrable Stock are granted rights to participate together with any such third party in such registration rights.

         15. Successors and Assigns. This Agreement shall be binding upon and  shall  inure  to the  benefit  of  the  respective  legal  representatives, successors and assigns of the parties hereto;  provided,  however,
that  no   Person   who   acquires   Registrable   Stock   from  a   Holder   (a
"Transferee") shall be entitled to any rights under this Agreement unless such  Transferee  (a) holds shares of Series A Preferred  Stock with an original purchase price of $100,000 (a "Qualifying Transferee") or such Transferee is an  Affiliate  of a party  hereto  or a  Qualifying  Transferee  and (b) such
Transferee agrees to be bound by the terms and conditions of this Agreement.

         16. Counterparts.  This Agreement may be executed in two or more counterparts,  each of  which  shall be  deemed  an  original,  but all of which together shall constitute one and the same instrument.

         17. Entire Agreement. This Agreement, the Purchase Agreement and
the  Shareholders  Agreement,  dated as of the date  hereof,  by and  among  the
Company,  the Stockholders  (as defined therein) and the Preferred  Stockholders
(as defined therein) (including in each case any and all exhibits, schedules and other instruments  contemplated  thereby) constitute the entire agreement of the parties with  respect to the subject  matter  hereof.  To the extent any term or other  provision of any other  agreement or instrument by which any party hereto is bound conflicts with this Agreement, this Agreement will have precedence over such conflicting term or provision.

                                                                              13

         18.  Headings.  Headings  in this  Agreement  are  included  for reference only and shall have no effect upon the construction or  interpretation of any part of this Agreement.

         19.  Severability.  If any provision of this Agreement  shall be held to be illegal,  invalid or  unenforceable,  such illegality,  invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal,  invalid or unenforceable  any other provision of this
Agreement,  and this  Agreement  shall be  carried  out as if any such  illegal, invalid or unenforceable provision were not contained herein.

         20. No Registration of Preferred Stock. Notwithstanding anything in this  Agreement to the  contrary,  at no time will the Company be required to register securities other than Common Stock.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                                                              14

         IN WITNESS  WHEREOF,  the undersigned  have executed this  Registration
Rights  Agreement  as a sealed  instrument  as of the day and year  first  above written.

COMPANY:

                                            UNVEIL TECHNOLOGIES, INC.

                                            By:_______________________________
                                               Name:
                                               Title:

INVESTORS:
                                            VOICENET, INC.

                                            By:______________________________
                                               Name:
                                               Title:

                                            ________________________________
                                            Ivan Mimica

                                            ________________________________
                                            Peter Durlach

                                            ________________________________
                                            Ricardo Salas

                                            ________________________________
                                            Yuri Zieman

REGISTRATION RIGHTS AGREEMENT                                         SCHEDULE A

Stockholder                                                  Number of Shares
Common Stockholders
Ivan Mimica                                                      1,708,333
Peter Durlach                                                    1,708,333
Ricardo Salas                                                    1,708,333
Yuri Zieman                                                      2,375,000

Preferred Stockholders
Voicenet, Inc.                                                   2,500,000